Form  S-8  Post  Effective  Amendment.DOC
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2003

                                                      REGISTRATION NO. 333-46372
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           RAMPART CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                    TEXAS                            76-0427502
         (State or other jurisdiction             (I.R.S. Employer
       of incorporation or organization)         Identification No.)

                            16401 COUNTRY CLUB DRIVE
                               CROSBY, TEXAS 77532
                                 (713) 223-4610
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 J. H. CARPENTER
                      PRESIDENT AND CHIEF OPERATING OFFICER
                            16401 COUNTRY CLUB DRIVE
                               CROSBY, TEXAS 77532
                                 (713) 223-4610
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _______________

                          RAMPART CAPITAL CORPORATION

                      TERMINATION OF REGISTRATION STATEMENT

     On September 22, 2000, Rampart Capital Corporation, a Texas corporation (the "Company"), filed a Registration Statement on Form S-8 (Reg. No. 333-46372) (the "Registration Statement") to register shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's 1998 Stock Compensation Plan as revised June 24, 1999. On November 6, 2003, the Company effected a 1-for-100,000 reverse split of the Common Stock after which holders of fractional shares were entitled to receive $3.50 per pre-split share. The reverse split resulted in the Company having only two record and beneficial shareholders of the Common Stock, who are also directors and officers of the Company. On November 18, 2003, the United States Securities and Exchange Commission issued an order granting the Company's application to withdraw the Common Stock from listing on the American Stock Exchange and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, effective at the opening of business on November 19, 2003. As a result of such withdrawal from listing and registration, the Company is hereby filing this Post-Effective Amendment No. 1 to terminate the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrar certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of the Company to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crosby, State of Texas, on November 19, 2003.

                                         RAMPART CAPITAL CORPORATION

                                   By:       /s/ J. H. Carpenter
                                   -------------------------------------
                                               J. H. Carpenter
                                   President and Chief Operating Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                 Title                                Date
---------                 -----                                ----

/s/  Charles W. Janke     Chairman of the Board and Chief      November 19, 2003
-----------------------   Executive Officer
Charles W. Janke


/s/  J. H. Carpenter      President, Chief Operating Officer   November 19, 2003
----------------------    and Director
J. H. Carpenter